EXIBIT 10.4
                              SUBLEASE AGREEMENT

THE STATE OF TEXAS

COUNTY OF HARRIS

      This Sublease Agreement is made and entered into this 2nd day of August, 1996, but made effective as of January 1, 1996, at Houston, Texas, by and between Allstar Equities, Inc., a Texas corporation, hereinafter called Sublessor, and Allstar Systems, Inc., a Texas corporation, hereinafter called Sublessee.

                                  ARTICLE 1.

      1.01 DEMISE AND DESCRIPTION. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, that certain property, together with appurtenances, hereinafter called the Subleased premises, situated in Harris County, Texas, commonly known as 6401 Southwest Freeway, Houston, Texas, which Subleased premises are described in Exhibit "A" attached hereto and made a part hereof for all purposes. Sublessee hereby takes the Subleased premises and all improvements located thereon, "as is" except as specifically hereinafter set out.

                                  ARTICLE 2.

      2.01 USE. The Subleased premises are to be used and occupied as general offices for general business purposes. Sublessee agrees to restrict its use to such purposes and not to use or permit the use of the Subleased premises for any other purpose without first obtaining the consent in writing of Sublessor.

      2.02  PROHIBITION AGAINST ACTIVITIES INCREASING FIRE INSURANCE
RATES. Sublessee agrees not to use the Subleased premises in any manner, even in its use for the purposes for which the Subleased premises are Subleased, that will increase risks covered by insurance on the building where the Subleased premises are located, so as to cause cancellation of any insurance policy covering the building. Sublessee further agrees not to keep on the Subleased premises, or permit to be kept, used, or sold thereon, anything prohibited by the policy of fire insurance covering the Subleased premises. Sublessee agrees to comply, at its own expense, with all requirements of insurers necessary to keep in force the fire and public liability insurance covering the premises and building.

      2.03 PROHIBITION AGAINST WASTE, NUISANCE OR UNLAWFUL USE. Sublessee shall not commit, or allow to be committed, any waste on the premises, create or allow any nuisance to

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exist on the Subleased premises, or use or allow the Subleased premises, to be used for an unlawful purpose.

                                  ARTICLE 3.

      3.01 TERM. The term of this Sublease is thirty six (36) months commencing on January 1, 1996 and ending on December 31, 1998.

      3.02 RENT. The total rent of said Sublease is the sum of One Million Thirty-Four Thousand and No/100 Dollars ($1,134,000.00), payable by the Sublessee in installments as follows:

            a) Commencing on January 1, 1996, and payable on the 1st day of each month through December, 1996 the sum of Thirty-One Thousand and No/100 Dollars ($31,000.00) each shall be due and payable; and

            b) Commencing on January 1, 1997 and payable on the 1st day of each month through December, 1997 the sum of Thirty-One Thousand Five Hundred and No/100 Dollars ($31,500.00) each shall be due and payable; and

            c) Commencing on January 1, 1998 and payable on the 1st day of each month through December, 1998 the sum of Thirty-Two Thousand and No/100 Dollars ($32,000.00) each shall be due and payable.

      3.03 LATE CHARGE. If rental payments are not received by the 5th day of the month, a late charge of Two Hundred Fifty No/100 Dollars ($250.00) will be added to month's rent to defray Sublessor's administrative expense; and such fee shall not be deemed to be interest or penalty. Provided, however, that in any twelve (12) month period in which the rental payments are not received by the fifth (5th) day of the month in two (2) or quarters, Sublessor shall have the right to terminate this Sublease.

                                  ARTICLE 4.

      4.01 POSSESSION. Possession of the Subleased premises shall be on January 1, 1996.

      4.02 DELIVERY AND ACCEPTANCE. Sublessor makes no representations or warranties expressed or implied concerning the Subleased premises, the property or the improvements, their condition or fitness for their intended use. Sublessee accepts possession of the Subleased premises "as is" in a good state of repair and in sanitary condition.

                                  ARTICLE 5.

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      5.01 MAINTENANCE AND REPAIR. Sublessee shall, at its own cost and expense, throughout the term of this Sublease, and so long as it shall remain in possession of the demised Subleased premises, keep and maintain in good repair, all portions of the building located upon the demised Subleased premises including but not limited to the roof, foundation and structural soundness of the exterior walls. Sublessee shall keep and maintain in good repair all windows, window glass, plate glass, doors, fixtures, equipment and air conditioners, appurtenances and machinery therein. Furthermore, Sublessee shall keep the plumbing working, closets, pipes and fixtures belonging thereto in good repair, and keep the water pipes and connections free from ice and all other obstructions, to the satisfaction of the municipal, police and any other government authority, during the term of this Sublease. It shall be the obligation of Sublessee to keep and maintain in good repair, the sidewalks, parking lots, driveways and curbs, if any, adjoining the demised Subleased premises, or forming a part thereof. It is specifically understood that Sublessor shall have no obligation for maintenance and repair of the Subleased premises and shall incur no liability or expense in regard thereto, against which Sublessee shall indemnify Sublessor as set out in Article 16.01 herein.

      5.02 SURRENDER. Sublessee shall throughout the Sublease term maintain the building and other improvements constituting the Subleased premises and keep them free from waste, nuisance and theft and shall deliver up the Subleased premises at the termination of this Sublease in a clean and sanitary condition and in good repair and condition, reasonable wear and tear and damage by fire, tornado, or other casualty excepted. In the event Sublessee should neglect to reasonably maintain the Subleased premises or replace any stolen property, Sublessor shall have the right, but not the obligation, to cause repairs, corrections or replacements to be made, and any reasonable costs therefore shall be payable by Sublessee to Sublessor as additional rental on the next rental installment date.

                                  ARTICLE 6.

      6.01  UTILITY CHARGES.  Sublessee shall pay all utility charges and

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deposits including but not limited to water, electricity, telephone and gas used in and about the Subleased premises, all such charges to be paid by Sublessee to the utility company or municipality furnishing the same, before the same shall be delinquent.

                                  ARTICLE 7.

      7.01 ORDINANCES. Sublessee agrees that it will promptly comply with and fulfill all ordinances and regulations of the state, county, city and other governmental agencies applicable to said demised premises, and all ordinances imposed by the Board of Health, Sanitary and Police Departments for the correction, prevention and abatement of nuisances in or upon or connected with said demised premises during the term of this Sublease, at Sublessee's sole expense and cost.

                                  ARTICLE 8.

      8.01 ALTERATIONS. Sublessee shall not make major alteration, additions, or improvements to the Subleased premises, without the prior written consent of Sublessor, and after such consent has been given, unless otherwise agreed upon in writing, all alterations, improvements and additions made by Sublessee upon the Subleased premises, although at its own cost and expense, shall at the option of Sublessor, remain upon the Subleased premises at the expiration of this Sublease and become the property of Sublessor in fee simple, without other action or process of law, excluding moveable buildings and other structures moveable in nature and not permanently affixed to said property in such manner as to permanently alter the Subleased premises. Sublessee shall not allow any mechanic's or materialman's lien against property and shall furnish release and payment affidavits from contractors or subcontractors.

                                  ARTICLE 9.

      9.01 SUBSUBLEASE BY SUBLESSEE. Sublessee shall have the right to assign or subsublease the Subleased premises under the same terms and conditions of this Sublease Agreement except for rent but will remain responsible for the minimum Sublease payments set out herein. Sublessee shall indemnify and hold harmless Sublessor from any claims or actions resulting from or arising out of any such subsublease. See Article 16.

                                  ARTICLE 10.

      10.01 FIRE AND CASUALTY LOSS. If the Subleased premises or any portion thereof shall be damaged by fire or other casualty, resulting from or contributed to by the fault or negligence of Sublessee, Sublessee's agents, employees, invitees or visitors, such damage shall be repaired by and at the expense of Sublessee under the direction and supervision of Sublessor and rent shall continue without abatement. If the Subleased premises, or any portion thereof, shall be damaged by fire or other casualty not caused or contributed to by negligence or fault of Sublessee, Sublessee's

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agents, employees, visitors or invitees, such that the Subleased premises are rendered wholly unfit for the normal conduct of Sublessee's business and cannot be repaired within a reasonable time after the occurrence of such casualty, this Sublease may be terminated by Sublessee or Sublessor as of the date of such casualty by written notice of termination given to the other within thirty (30) days after such casualty. If such damage can be repaired within a reasonable time after occurrence, Sublessor shall enter and make repairs with reasonable diligence provided that if the damage is such that the Subleased premises or any part thereof cannot be occupied while being repaired (and cause of such damage is not attributable to Sublessee, Sublessee's agents, employees, visitors or invitees), a proportionate reduction in rental shall be allowed for he period during which the Subleased premises or a part thereof cannot be occupied by Sublessee. If the Building is totally destroyed or more than fifty (50%) percent of the Subleased premises are rendered wholly unfit or occupancy because of damage, then Sublessor or Sublessee may, at its option, terminate this Sublease by written notice of termination. In the event of termination, Sublessee shall pay rent hereunder in proportion to time of such damage and immediately surrender the Subleased premises to Sublessor. In all cases, due allowance shall be made for reasonable delay caused by adjustment of insurance loss, strikes, labor controversies, and any cause reasonably beyond Sublessor's control. In the event abatement of rentals as set forth herein shall occur, it is agreed between Sublessee and Sublessor that the term of this Sublease then in effect shall be extended for an amount of time equal to the period of such rent abatement. For the purposes hereof, a reasonable t to repair or restore the Subleased premises shall not be deemed to be less than one hundred eighty (180) days. Notwithstanding the above, Sublessor shall have no obligation to make repairs or comply with this provision except to the extent insurance proceeds are actually received by Sublessor.

                                  ARTICLE 11.

      11.01 INSURANCE BY SUBLESSEE. Sublessee agrees to and shall secure from a good and responsible company or companies doing insurance business in the State of Texas acceptable to Sublessor, and maintain during the entire term of this Sublease fire and extended coverage insurance on the building. Sublessor shall have no obligation to insure for casualty loss personal property or contents of the Subleased premises whether belonging to Sublessor or Sublessee.

      During the entire term of this Sublease, the Sublessee shall, at the Sublessee's sole cost and expense, but for the mutual benefit of Sublessor and Sublessee, maintain general public liability insurance against claims for personal injury, death or property damage occurring in, upon or about the demised premises and on any sidewalks directly adjacent to the demised premises. The limitation of liability of such insurance shall be not less than Five Hundred Thousand Dollars ($500,000.00) in respect to injury or death of one person, and to the limit of not less than One Million Dollars ($1,000,000.00) in respect to any one accident and to the limit of not less than Five Hundred Thousand Dollars ($500,000.00) with respect to property damage. All such policies of insurance shall be issued in the name of Sublessee and Sublessor and for the mutual and joint benefit and protection of the parties, and such policies of insurance or copies thereof shall be delivered to

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the Sublessor.

      11.02 PROTECTION AGAINST CANCELLATION. Sublessee agrees that each of the policies provided for in this article shall not be canceled or altered without thirty (30) days prior written notice to Sublessor.

      11.03 FAILURE TO SECURE. If Sublessee at any time during the term hereof should fail to secure or maintain the foregoing insurance, Sublessor shall be permitted to obtain such insurance in Sublessee's name or as the agent of Sublessee and shall be compensated by Sublessee for the cost of the insurance premiums. Sublessee shall pay Sublessor interest on paid insurance premiums at the rate of ten percent (10%) per annum computed from the date written notice is received that the premiums have been paid. Sublessor may add the cost of such insurance to Sublessee's monthly rental payments after giving Sublessee written notice thereof.

                                  ARTICLE 12.

      12. REAL AND PERSONAL PROPERTY TAXES. Sublessor is to pay the real property taxes on the Subleased property during the entire term of this Sublease. All personal property taxes from the beginning date of this Sublease for personal property of Sublessee located on the Subleased premises shall be paid by Sublessee during the term of this Sublease. It is the intent that all taxes and assessments involving the contents of the Subleased premises shall be paid by the

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Sublessee during the time of this Sublease.

      In the event taxes are not paid, Sublessor shall be entitled to pay them for the account of Sublessee and Sublessee would then be required, upon thirty
(30) days written notice from Sublessor, to reimburse Sublessor.

                                  ARTICLE 13.

      13.01 CONDEMNATION. If, during the term hereof, all of the Subleased premises shall be taken for the public or quasi-public purposes under any governmental law, ordinance, or regulation, or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Sublease shall thereupon terminate and the rent shall be prorated to the date of said termination; however, if only a part of the building and property be taken and such partial taking does not interfere with the Sublessee's business, this Sublease at Sublessee's option shall cease only as to the part of the building and property so taken and shall continue as to the part not taken and the rent herein reserved shall be abated in the portion that the value of the portion so taken bears to the value of the total area of the building and property hereby Subleased at Sublessee's option. All proceeds from any such taking or condemnation of the Subleased premises shall be owed and paid to Sublessor, except for any sum specified for fixtures or other property, if any, Sublessee has the right to remove upon termination of this Sublease.

                                  ARTICLE 14.

      14.01 DEFAULT BY SUBLESSEE. If Sublessee shall allow the rent to be in arrears more than ten (10) days after written notice of such delinquency, which notice Sublessor shall only be obligated to give once in any twelve month period, or shall remain in default under any other condition of the Sublease for a period of thirty (30) days after written notice from Sublessor, or should any person other than Sublessee secure possession of the Subleased premises, or any part thereof, by reason of any receivership and/or bankruptcy proceedings, Sublessor may, at its option, terminate this Sublease, or in the alternative, Sublessor may re-enter and take possession of said Subleased premises and remove all persons and property therefrom, without being deemed guilty of any manner of trespass, and relet the subleased premises or any part thereof, for all or any part of the remainder of said term, to a party satisfactory to Sublessor, and at such rental as Sublessor may with reasonable diligence be able to secure. Should Sublessor be unable to relet after reasonable efforts to do so, or should such rental be less than the rental Sublessee was obligated to pay under this Sublease, then Sublessee shall pay the amount of such deficiency to Sublessor plus the expense of reletting.

      14.02 LIEN. It is expressly agreed that in the event of default by Sublessee hereunder, Sublessor shall have a lien upon all goods, chattels, or personal property of any description belonging to Sublessee which are placed in, or become a part of, the Subleased premises, as security for rent due and to become due for the remainder of the current Sublease term, which lien shall not

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be in lieu of or in any way affect the statutory Sublessor's lien given by law, but shall be cumulative thereto; and Sublessee hereby grants to Sublessor a security interest in all such personal property placed in said Subleased premises for such purposes. This shall not prevent the sale by Sublessee of any merchandise in the ordinary course of business free of such lien to Sublessor. In the event Sublessor exercise the option to terminate the subleasehold, reenter and relet the Subleased premises as provided in the preceding paragraph, then Sublessor may take possession of all of Sublessee's property on the Subleased premises and sell same at public or private sale after giving Sublessee reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, for cash or on credit, or for such prices and terms as Sublessor deems best, with or without having the property present at such sale. The proceeds of such sale shall be applied first to the necessary and proper expense of removing, storing, and selling such property then to the payment of any rent due or to become due under this Sublease with the balance, if any, to be paid to Sublessee. At the Sublessee's request, Sublessor will in writing subordinate all contractual and statutory liens upon personal property of Sublessee located in or on the Subleased premises to all banks or other financial institutions granted or having a lien on any such personal property.

      14.03 RIGHTS AND REMEDIES CUMULATIVE. All rights and remedies of Sublessor under this Sublease shall be cumulative, and none shall exclude any other rights or remedy at law. Such rights and remedies may be exercised and enforced concurrently and whenever and as often an occasion therefore arises.

                                  ARTICLE 15.

      15.01 INSPECTION BY SUBLESSOR. At reasonable times during the terms of this Sublease, Sublessor, upon prior notice to Sublessee, shall have the right, by itself, its agents and employees, to enter into and upon the Subleased premises during reasonable business hours for the purpose of examining and inspecting the same and determining whether Sublessee shall have complied with all of its obligations hereunder in respect to the care and maintenance of the Subleased

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premises, the repair and rebuilding of the improvements thereon when necessary, and all other terms and conditions hereof.

      15.02 SUBLESSOR'S RIGHT TO INSPECT REPAIR AND MAINTAIN PREMISES.
Sublessor reserves the right to perform required maintenance and repair or to make additions or alterations to any part of the Subleased premises Subleased, and Sublessee agrees to permit Sublessor to do so. Sublessor may, in connection with such alterations, additions, or repairs, erect scaffolding, fences, and similar structures, post relevant notices, and place moveable equipment without the obligation to reduce Sublessee's rent for the Subleased premises during such period, and without incurring liability to Sublessee for disturbance of quiet enjoyment of the Subleased premises, or partial loss of occupation thereof.

                                  ARTICLE 16.

      16.01 INDEMNIFICATION AND LIABILITY. Sublessee indemnifies and agrees to hold Sublessor harmless from and against all fines, suits, claims, demands, liabilities and actions, including reasonable costs and expenses of defending against such claims, resulting or alleged to result from any breach, violation or non-performance of any covenant or condition hereof, by Sublessee, Sublessee's agents, employees, licensees or invitees, or from the use or occupancy of the Subleased premises by Sublessee, Sublessee's agents, employees, licenses or invitees. Sublessor shall not be liable to Sublessee for any damage to persons or property resulting from act or omission or negligence of any co-tenant, visitor or other occupant of the Building, except those which are caused by Sublessor's sole negligence. Sublessee's use and occupancy of the Subleased premises, the Building and garage, is at Sublessee's sole risk and Sublessee hereby releases Sublessor, its agent or employees, from all claims or damages or injury to the full extent permitted by law. Sublessee waives and no party shall have any right or claim against Sublessor, its agents or employees, by way of subrogation or assignment, for property damage, whether same may be caused by negligence or the condition of the Building.

                                  ARTICLE 17.

      17.01 SIGNAGE. Sublessee agrees that it will not construct or place, or permit to be constructed or placed, signs, awnings, marquees, or other structures projecting from the exterior of the Subleased premises without Sublessor's written consent thereto. Sublessee further agrees to remove, signs, displays, advertisements or decorations it placed, or permitted to be placed, on the Subleased premises, which, in Sublessor's opinion, are offensive or otherwise objectionable. If Sublessee fails to remove such signs, displays, advertisements, or portions within fifteen (15) days after receiving written notice from Sublessor to remove the same, Sublessor reserves the right to enter the Subleased premises and remove them, at Sublessee's expense.

                                  ARTICLE 18.

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      18.01 PARTIAL INVALIDITY. If any term, covenant, condition provision of this Sublease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of provisions hereof shall remain in full force and effect and all in no way be affected, impaired or invalidated thereof.

                                  ARTICLE 19.

      19.01 HOLDING OVER. If Sublessee should remain in possession of the Subleased premises after expiration of the term of this Sublease, without execution by Sublessor and Sublessee of a new Sublease, then Sublessee shall be deemed to be occupying the Subleased premises as a tenant at deference on a day-to-day basis subject to all of the covenants obligations of this Sublease; provided, however, rental for each holdover period shall be a sum equal to the base rent provided by the number of days in the term hereof multiplied by three
(3). No holding over by Sublessee after the term of this Sublease shall operate to extend the Sublease and in the event of any authorized holding over, Sublessee shall indemnify Sublessor of any and claims for damages by other tenants to whom Sublessor may have all or any portion of the Subleased premises. Any holding over with the consent of Sublessor in writing shall thereafter constitute this a Sublease from day-to-day.

                                  ARTICLE 20.

      20.01 SUBORDINATION, ATTORNMENT. Upon request of the Sublessor, Sublessee will in writing subordinate its rights hereunder to the lien any first mortgage, or first deed of trust, to any bank, insurance company or other lending institution, now or hereafter in force against the land and building of which the demised premises are a part, and to all advances made or hereafter to be made upon the security thereof.

                                  ARTICLE 21.

                           MISCELLANEOUS PROVISIONS

      21.01 AMENDMENT. This Sublease may not be altered, changed amended, except by instrument in writing, signed by all parties.

      21.02 WAIVER OF RIGHTS. Failure or Sublessor or Sublessee to declare any default immediately upon the occurrence thereof, or delay in taking any action in connection therewith or acceptance or rental after same is due, shall not waive such default, but Sublessor shall have the right to declare any such default at any time, and take such action as may be lawful or authorized hereunder, there at law or in equity.

      21.03 FORCE MAJEURE. Neither Sublessor or Sublessee shall be required to perform any term, condition or covenant in this Sublease as long as such performance is delayed or prevented by force majeure, which shall mean acts of God, strikes, lock outs, material, labor shortages,

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restrictions by governmental authority, civil riots, floods and any other cause not reasonably within the control either Sublessor or Sublessee, and which, by the exercise of due diligence, Sublessor or Sublessee would be unable, wholly or in part, to avoid or overcome.

      21.04 APPLICABLE LAW. As used herein, the masculine or neuter genders shall be deemed to include all genders and the regular the plural and vice versa, except where any such instruction would be unreasonable. This Sublease shall be construed under and in accordance with the laws of the State of Texas and all obligations of the parties hereunder are performable in Harris County, Texas. The headings are inserted for convenience only and shall not in any way the provisions they identify. If any provision of this Sublease or any application thereof shall be valid, illegal or unenforceable in any respect, the validity, quality or enforceability of the remaining provisions hereof and her applications hereof, shall not in any way be affected or impaired thereby.

      21.05 COVENANTS. All agreements, obligations and undertakings of the parties shall be deemed to be covenants whether not so denominated.

      21.06 NOTICES. Except as may be otherwise specifically provided herein, all notices required or permitted hereunder shall in writing and shall be deemed to be delivered when delivered personally or when deposited with the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties at the respective addresses set forth hereunder or at such other address as may have been heretofore specified by written notice delivered in accordance herewith.

         Sublessor:     ALLSTAR EQUITIES, INC.
                        Attn: Mr. James H. Long, President
                        6401 Southwest Freeway
                        Houston, TX 77074

         Sublessee:     ALLSTAR SYSTEMS, INC.
                        Attn.: Mr. Donald R. Chadwick, Chief Financial Officer
                        6401 Southwest Freeway
                        Houston, TX 77074

      21.07 NOTICE TO MORTGAGEE. If the Subleased premises are at any time subject to a mortgage or deed of trust, then in any instance in which Sublessee gives notice to Sublessor alleging default by Sublessor hereunder, Sublessee will also simultaneously give a copy of such notice to Sublessor's mortgagee which shall have the right (but not the obligation) to cure or remedy such default during the period that is permitted to Sublessor hereunder, plus an additional period of thirty (30) days, and Sublessee will accept such curative or remedial action, if any, taken by Sublessor's mortgagee, with the same effect as if such action had been taken by Sublessor.

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      21.08 PARTNERSHIP DISCLAIMER. Nothing contained in this Sublease shall be construed as creating a partnership or joint venture between Sublessor and Sublessee, or cause Sublessor to be responsible for any debts or obligations of Sublessee.

      21.09 ATTORNEY'S FEES. In the event either party makes default in the performance of any of the terms, covenants, agreements or conditions contained in this Sublease, the defaulting party agrees to pay the non-defaulting party's attorney's fees which are incurred in enforcement of this Sublease, collection of rental or recovery of possession of the Subleased premises. In case Sublessor shall be made party to any litigation commenced by or against Sublessee then Sublessee shall protect and hold Sublessor harmless and shall, pay all costs, expenses and reasonable attorney's fees incurred or paid by Sublessor in connection with such litigation.

      21.10 ASSIGNABILITY. This Sublease and Sublessor's interests hereunder are specifically assignable in whole or in part.

      21.11 CONSENT TO ACTION. Sublessor or Sublessee shall not unreasonably withhold any consent required or requested by the other party hereto.

      21.12 BENEFITS. This Sublease Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, permitted assigns, heirs and legal representatives, as the case may be. This Sublease is executed in counterparts, and each of such counterparts shall for all purposes be deemed to be an original and this Agreement supersedes any prior understandings or written or oral agreements between the parties respecting the written subject matter.

      DATED this 2nd day of August, 1996, but made effective as of January 1, 1996.

                        "SUBLESSOR"

                        ALLSTAR EQUITIES, INC., a Texas Corporation

                        By      /s/ JAMES H. LONG
                        James H. Long, President

                        "SUBLESSEE"

                        ALLSTAR SYSTEMS, INC., a Texas Corporation


                        By     /s/ DONALD R. CHADWICK
                        Donald R. Chadwick, Chief Financial Officer

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